SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM 8-K


        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
             THE SECURITIES AND EXCHANGE ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 14, 1997

Commission File No. 1-106



                               LYNCH CORPORATION
      (Exact name of Registrant as specified in its charter)


              Indiana                                        38-1799862
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                            Identification No.)


8 Sound Shore Drive, Suite 290, Greenwich, Connecticut   06830
 (Address of principal executive offices)                (Zip code)


                              (203) 629-3333
        Registrant's telephone number, including area code





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ITEM 5.  OTHER EVENTS

Lynch Interactive Corporation, a subsidiary of Registrant, has sent a letter to Hector Communications Corporation ("Hector") in which it indicates that:

Registrant is willing to consider making an offer for shares of Hector at a minimum of $10 per share. Registrant's desire would be to acquire enough new shares from Hector to own 51% of the company. Registrant hopes that Mr. Sampson, Chairman and Chief Executive Officer of Hector, would join the Board of Directors of Registrant and that the management of Hector would become actively involved in Registrant's telephony operations. There may be Federal Communications Commission and other regulatory issues with respect to any such transactions; however, they do not appear to Registrant to be insurmountable. Should Registrant and Hector not agree on terms, Registrant will only proceed on a friendly basis. See Exhibit 1 hereto.

       This Form contains forward looking information which is subject to risks and uncertainties, and there is no assurance that any agreement or transaction will result.

ITEM 7 (c). Exhibits

       Exhibit 1.  Letter to Hector dated October 14, 1997.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             LYNCH CORPORATION



Date: October 15, 1997                       By: s/ Robert E. Dolan
                                                 Robert E. Dolan
                                                 Chief Financial Officer

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